EARNINGS PRESENTATION THIRD QUARTER 2023 2023

2THIRD QUARTER 2023 EARNINGS PRESENTATION This presentation contains “forward-looking statements” within the meaning, and protections, of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in the Company’s markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, new initiatives and for integration of banks that the Company has acquired, or expects to acquire, as well as statements with respect to Seacoast's objectives, strategic plans, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements. Forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the actual results, performance or achievements of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) or its wholly-owned banking subsidiary, Seacoast National Bank (“Seacoast Bank”), to be materially different from results, performance or achievements expressed or implied by such forward-looking statements. You should not expect the Company to update any forward-looking statements. All statements other than statements of historical fact could be forward-looking statements. You can identify these forward-looking statements through the use of words such as "may", "will", "anticipate", "assume", "should", "support", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "further", "plan", "point to", "project", "could", "intend", "target" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within Seacoast’s primary market areas, including the effects of inflationary pressures, changes in interest rates, slowdowns in economic growth, and the potential for high unemployment rates, as well as the financial stress on borrowers and changes to customer and client behavior and credit risk as a result of the foregoing; potential impacts of the recent adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and regulatory changes, including those that impact the money supply and inflation; the risks of changes in interest rates on the level and composition of deposits (as well as the cost of, and competition for, deposits), loan demand, liquidity and the values of loan collateral, securities, and interest rate sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; changes in accounting policies, rules and practices; changes in retail distribution strategies, customer preferences and behavior generally and as a result of economic factors, including heightened inflation; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate; the Company’s concentration in commercial real estate loans and in real estate collateral in Florida; Seacoast’s ability to comply with any regulatory requirements; the effects of problems encountered by other financial institutions that adversely affect Seacoast or the banking industry; inaccuracies or other failures from the use of models, including the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of Seacoast’s investments due to market volatility or counterparty payment risk, as well as the effect of a decline in stock market prices on our fee income from our wealth management business; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including Seacoast’s ability to continue to identify acquisition targets, successfully acquire and integrate desirable financial institutions and realize expected revenues and revenue synergies; changes in technology or products that may be more difficult, costly, or less effective than anticipated; the Company’s ability to identify and address increased cybersecurity risks; fraud or misconduct by internal or external actors, which Seacoast may not be able to prevent, detect or mitigate; inability of Seacoast’s risk management framework to manage risks associated with the Company’s business; dependence on key suppliers or vendors to obtain equipment or services for the business on acceptable terms, including the impact of supply chain disruptions; reduction in or the termination of Seacoast’s ability to use the online- or mobile-based platform that is critical to the Company’s business growth strategy; the effects of war or other conflicts, including the impacts related to or resulting from Russia’s military action in Ukraine, acts of terrorism, natural disasters, including hurricanes in the Company’s footprint, health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions; unexpected outcomes of and the costs associated with, existing or new litigation involving the Company; Seacoast’s ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that deferred tax assets could be reduced if estimates of future taxable income from the Company’s operations and tax planning strategies are less than currently estimated and sales of capital stock could trigger a reduction in the amount of net operating loss carryforwards that the Company may be able to utilize for income tax purposes; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, non-bank financial technology providers, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company’s market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; the failure of assumptions underlying the establishment of reserves for possible credit losses; risks related to environmental, social and governance (“ESG”) matters, the scope and pace of which could alter Seacoast’s reputation and shareholder, associate, customer and third-party affiliations; and other factors and risks described under “Risk Factors” herein and in any of the Company's subsequent reports filed with the SEC and available on its website at www.sec.gov All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2022 and quarterly reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023 under "Special Cautionary Notice Regarding Forward-Looking Statements" and "Risk Factors", and otherwise in the Company’s SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at www.sec.gov. Cautionary Notice Regarding Forward-Looking Statements

3THIRD QUARTER 2023 EARNINGS PRESENTATION • $14.8 billion in assets as of September 30, 2023, operating in the nation’s fastest growing and third most populated state • Strong presence in Florida’s most attractive markets, increasing to #15 Florida market share in 2023 from #18 in 2022 ▪ #1 Florida-based bank in Orlando MSA ▪ #1 Florida-based bank in Palm Beach county ▪ #1 market share in Port St. Lucie MSA • A top three publicly traded community bank headquartered in Florida • Market Cap: $1.9 billion as of September 30, 2023 • Serving over 280,000 customers throughout Florida, with a wide variety of customer segments and industries • Strong capital position, supporting further organic growth and opportunistic acquisitions • Unique customer analytics capabilities, driving value creation with new, acquired, and existing customers Jacksonville MSA West Palm Beach Fort Lauderdale Miami MSA Port St. Lucie MSA Orlando MSA Tampa St. Petersburg MSA Naples Fort Myers MSA Valuable Florida Franchise with Strong Capital and Liquidity SEACOAST BANK FOOTPRINT

4THIRD QUARTER 2023 EARNINGS PRESENTATION • Increased Florida market share to #15 compared to #18. • 3.7% annualized organic deposit growth, with the additional liquidity used to pay down brokered deposits and FHLB borrowings. • Strong capital, with a Tier 1 capital ratio of 13.9% and the ratio of tangible common equity to tangible assets increasing to 8.68%. Adjusting all HTM securities to fair value, the tangible common equity to tangible assets ratio remains at a peer- leading 7.89%. • Loan-to-deposit ratio remains low at 83%, providing balance sheet flexibility moving forward. • Asset quality remains strong, with nonperforming and criticized loans each declining from the prior quarter. • Continued disciplined expense management, completing a reduction in force reducing headcount by 6%, and consolidating a branch location. • Tangible book value per share increased to $14.26. Removing the impact of the change in accumulated comprehensive income, tangible book value per share at September 30, 2023 would have been higher by $0.30, reaching $14.56, an increase of 8% on an annualized basis. Third Quarter 2023 Highlights 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. Comparisons are to the second quarter of 2023 unless otherwise stated

# Net Interest Income



Net Interest Income
Net Interest Margin
NIM, excluding accretion on acquired loans
($ in thousands)
$88,399
3.67%
3.58%
$119,858
4.36%
4.01%
$131,351
4.31%
3.78%
$127,153
3.86%
3.42%
$119,505
3.57%
3.13%
3Q'22
4Q'22
1Q'23
2Q'23
3Q'23

- Net interest income[1] totaled $119.5 million, a decrease of $7.6 million, or 6%, from the prior quarter. The decrease was driven by higher deposit costs, including new requirements by the Florida Bar Association for higher rates on certain trust accounts, and by changes in product mix. These were partially offset by higher interest income on securities and loans.
- Net interest margin contracted 29 basis points to 3.57% and, excluding the effect of accretion on acquired loans, net interest margin decreased 29 basis points to 3.13%. The decline in the net interest margin from the prior quarter was due to the impact of rising deposit rates.
- Securities yields expanded 19 basis points to 3.32%.
- Loan yields increased four basis points from the prior quarter to 5.93%. Excluding the effect of accretion on acquired loans, yields increased to 5.34%, with increases from higher rates and new production partially offset by prepayments.
- The cost of deposits increased 41 basis points to 1.79%, primarily the result of higher short term interest rates, and an increasingly competitive deposit market.

*[1]Calculated on a fully taxable equivalent basis using amortized cost.*

SeacoastBank THIRD QUARTER 2023 EARNINGS PRESENTATION 5

# Noninterest Income

## Noninterest Income ($ in thousands)



BOLI
Other Income[2]
Insurance Agency Income
Mortgage Banking
Wealth Management
Interchange Income
Service Charges
$16,103
$1,363
$3,932
$434
$2,732
$4,138
$3,504
$21,576
$2,068
$4,828
$1,160
$576
$3,318
$5,066
$4,560
$17,793
$2,197
$4,533
$1,182
$410
$3,138
$1,684
$4,648
3Q'22
2Q'23
3Q'23

## Adjusted Noninterest Income[1] ($ in thousands)



BOLI
Other Income[3]
Insurance Agency Income
Mortgage Banking
Wealth Management
Interchange Income
Service Charges
$16,465
$1,363
$4,294
$434
$2,732
$4,138
$3,504
$21,752
$2,068
$5,004
$1,160
$576
$3,318
$5,066
$4,560
$18,180
$2,197
$4,920
$1,182
$410
$3,138
$1,684
$4,648
3Q'22
2Q'23
3Q'23

Noninterest income totaled $17.8 million in the third quarter of 2023, a decrease of $3.8 million, or 18%, compared to the prior quarter, and an increase of $1.7 million, or 10%, compared to the prior year quarter. Of the $3.8 million decrease in the third quarter of 2023, the $3.4 million decline in interchange income results from the impact of the Durbin amendment, which became effective for Seacoast on July 1, 2023, and limits network interchange fees earned on debit card transactions.

[1] Non-GAAP measure, see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2] Other Income includes income and gains on SBIC investments, SBA gains, marine finance fees, other fees related to customer activity and securities losses of $362 thousand in 3Q'22, $176 thousand in 2Q'23 and $387 thousand in 3Q'23.
[3] Other Income on an adjusted basis includes income and gains on SBIC investments, SBA gains, marine finance fees, and other fees related to customer activity.

SeacoastBank THIRD QUARTER 2023 EARNINGS PRESENTATION 6

7THIRD QUARTER 2023 EARNINGS PRESENTATION $793 $870 $1,025 $1,158 $1,161 $1,239 $1,228 $1,162 $1,228 $1,387 $1,518 $1,578 $1,579 3Q'20 4Q'20 1Q'21 2Q'21 3Q'21 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 1Q'23 2Q'23 3Q'23 Assets Under Management ($ in millions) 24% CAGR Continued Focus on Building Wealth Management Assets under management totaled $1.6 billion at September 30, 2023, increasing 29% from September 30, 2022. This is a result of the wealth management team’s continuing success at winning business with commercial relationships and high net worth families across the footprint. In the past three years, assets under management have increased at a compound annual growth rate (“CAGR”) of 24%.

# Noninterest Expense



Noninterest Expense ($ in thousands)
Other Expense[2]
Legal & Professional
Occupancy & Telephone
FDIC Assessment
Data Processing Cost
Amortization of Intangibles
Salaries & Benefits
$61,359
$9,991
$3,794
$7,481
$760
$5,393
$1,446
$32,494
$107,865
$10,256
$4,062
$10,928
$2,116
$20,222
$7,654
$52,627
$93,915
$9,360
$2,679
$9,810
$2,258
$8,714
$7,457
$53,637
3Q'22
2Q'23
3Q'23



Adjusted Noninterest Expense[1] ($ in thousands)
Other Expense[2]
Legal & Professional
Occupancy & Telephone
FDIC Assessment
Data Processing Cost
Salaries & Benefits
$56,899
$9,532
$2,003
$6,518
$760
$5,598
$32,488
$83,992
$9,739
$2,397
$9,911
$2,116
$9,318
$50,511
$83,153
$9,241
$2,773
$9,724
$2,258
$8,778
$50,379
3Q'22
2Q'23
3Q'23

**Noninterest expense decreased $14.0 million on a GAAP basis and decreased $0.8 million on an adjusted basis. Changes quarter-over-quarter on an adjusted basis include:**

- Salaries and benefits decreased $0.1 million to $50.4 million in the third quarter of 2023, reflecting lower base salaries expense partially offset by lower service origination fees attributed to lower loan production.
- Data processing cost decreased $0.5 million to $8.8 million in the third quarter of 2023 reflecting the benefits of acquisition-related system integration.
- Occupancy and telephone decreased $0.2 million to $9.7 million in the third quarter of 2023 reflecting branch consolidation and cost synergies from recent acquisitions, including one additional branch consolidation in July.
- Legal and professional fees increased by $0.4 million to $2.8 million in the third quarter of 2023, reflecting the impact of one-time projects during the third quarter.
- Other expense decreased $0.5 million to $9.2 million in the third quarter of 2023, reflecting the benefit of acquisition-related cost synergies.

[1]Non-GAAP measure, see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]Other Expense includes marketing expenses, provision for unfunded commitments, foreclosed property expense and net loss/(gain) on sale and other expenses associated with ongoing business operations.

SeacoastBank THIRD QUARTER 2023 EARNINGS PRESENTATION 8

9THIRD QUARTER 2023 EARNINGS PRESENTATION 62% 48% 53% 55% 60% 54% 62% 56% 57% 63% 65% 67% 63% 3Q '20 4Q '20 1Q '21 2Q '21 3Q '21 4Q '21 1Q '22 2Q '22 3Q '22 4Q '22 1Q '23 2Q '23 3Q '23 Efficiency Ratio Trend 55% 49% 52% 53% 51% 53% 55% 53% 53% 52% 53% 56% 60% 3Q '20 4Q '20 1Q '21 2Q '21 3Q '21 4Q '21 1Q '22 2Q '22 3Q '22 4Q '22 1Q '23 2Q '23 3Q '23 GAAP - Efficiency Adjusted - Efficiency1 • The efficiency ratio was 62.6% for the third quarter of 2023 compared to 67.3% in the prior quarter and 57.1% in the third quarter of 2022. • The adjusted efficiency ratio1 was 60.2% for the third quarter of 2023 compared to 56.4% in the prior quarter and 53.3% in the third quarter of 2022. 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. Freedom Bank Legacy Bank of Florida Sabal Palm Bank and Florida Business Bank Drummond Bank and Apollo Bank Professional Bank Increase in adjusted efficiency ratio reflects the impact of: • higher deposit rates, including the first full quarter of Florida’s IOTA rule change • first time impact of the Durbin Amendment on interchange income

10THIRD QUARTER 2023 EARNINGS PRESENTATION $6,691 $8,145 $10,134 $10,118 $10,011 4.45% 5.29% 5.86% 5.89% 5.93% 4.31% 4.80% 5.17% 5.31% 5.34% Yield Excluding Accretion on Acquired Loans Reported Yield Total Loans 3Q'22 4Q'22 1Q'23 2Q'23 3Q'23 Total Loans End-of-Period ($ in millions) Disciplined Approach to Lending in a Strong Florida Economy Loans outstanding declined by $107 million as the Company maintains its disciplined approach to lending. Loan yields increased four basis points from the prior quarter to 5.93%. Excluding the effect of accretion on acquired loans, yields increased to 5.34%, with increases from higher rates and new production partially offset by prepayments. New loan add on yields have increased to approximately 8%.

11THIRD QUARTER 2023 EARNINGS PRESENTATION Commercial Real Estate - Owner Occupied $1,675,881 17% Construction and Land Development $793,736 8% Consumer $248,540 2% Commercial & Financial $1,584,050 16% Commercial Real Estate - Non-Owner Occupied $3,285,974 33% Residential Real Estate $2,418,903 24% At September 30, 2023 ($ in thousands) Seacoast's Lending Strategy Sustains a Diverse Loan Portfolio The Company remains focused and committed to its strict credit underwriting standards. Construction and land development and commercial real estate loans, as defined in regulatory guidance, represent 48% and 234%, respectively, of total consolidated risk based capital. Seacoast’s average loan size is $306 thousand and the average commercial loan size is $683 thousand. Portfolio diversification in terms of asset mix, industry, and loan type, has been a critical element of the Company’s lending strategy. Exposure across industries and collateral types are broadly distributed. Construction & Land Development and CRE Loans to Total Risk Based Capital 276% 234% 64% 48% CRE Construction & Land Development Peers SBCF Peer Source: 2Q’23 S&P Capital Paycheck Protection Program $4,102 <1%

12THIRD QUARTER 2023 EARNINGS PRESENTATION At September 30, 2023 Loan Portfolio Mix CRE-Retail, 10.41% CRE-Office, 5.95% CRE-Multifamily 5+, 5.01% CRE-Hotel/Motel, 3.94% CRE-Industrial/Warehouse, 3.55% CRE-Other, 3.96% OOCRE-Office, 4.88% OOCRE-Other, 11.86% Construction & Land Development, 7.93% Commercial & Financial, 15.82% Residential, 24.16% Consumer, 2.48% PPP, 0.04% Segment Balance ($ in thousands) % of Balance Non-Owner Occupied CRE Retail $ 1,041,818 10.41 % Office 595,381 5.95 Multifamily 5+ 501,614 5.01 Hotel/Motel 394,367 3.94 Industrial/Warehouse 355,213 3.55 Other 397,581 3.96 Total Non-Owner Occupied CRE $ 3,285,974 32.82 % OOCRE-Office 488,431 4.88 % OOCRE-Other 1,187,450 11.86 Construction & Land Development 793,736 7.93 Commercial & Financial 1,584,050 15.82 Residential 2,418,903 24.16 Consumer 248,540 2.48 PPP 4,102 0.04 Total Loans $ 10,011,186 100.00 % Non-owner occupied commercial real estate are properties where the source of repayment is from the sale or lease of the property, or the owner does not occupy the property Owner-occupied CRE is used by the owner, where the primary source of repayment is the cash flow from business operations housed within the property.

# Non-owner Occupied Commercial Real Estate in Florida's Strongest Markets

| Non-owner Occupied Commercial Real Estate by MSA | Balance ($ in thousands) | Balance % of Total Loans |
|---|---|---|
| Miami / Dade County | $ 617,179 | 6.15 % |
| Orlando-Kissimmee, FL MSA | 444,550 | 4.44 |
| Ft. Lauderdale / Broward County | 369,720 | 3.69 |
| West Palm Beach / Palm Beach County | 329,032 | 3.29 |
| Tampa-St. Petersburg-Clearwater, FL | 192,758 | 1.93 |
| Sarasota-Bradenton-Venice, FL MSA | 138,826 | 1.39 |
| Deltona-Daytona Beach-Ormond Beach, FL MSA | 111,714 | 1.12 |
| Port St. Lucie, FL MSA | 105,146 | 1.05 |
| Jacksonville, FL MSA | 97,944 | 0.98 |
| Palm Bay-Melbourne-Titusville, FL MSA | 97,255 | 0.97 |
| All Other FL | 609,253 | 6.09 |
| Outside FL | 172,597 | 1.72 |

13% of total loans in vibrant, South Florida tri-county area.

Between 2010 and 2020, Florida's population grew 14.6%, twice the rate of overall U.S. population growth.

Florida has been the top state for net in-migration for the past five years.

Compared to national market, Florida office continues to report lower vacancy rates and increasing rental rates.

Sources: U.S. Census data, JLL

SeacoastBank THIRD QUARTER 2023 EARNINGS PRESENTATION 13

14THIRD QUARTER 2023 EARNINGS PRESENTATION Non-owner Occupied Commercial Real Estate CRE Non-Owner Occupied ($ in ‘000s) Balance Balance % of Total Loans Average Loan Size 30+ Days Past- Accruing Non Accrual Weighted LTV Retail $ 1,041,818 10.41% $ 1,996 $ — $ — 52 % Office 595,381 5.95 1,637 106 231 55 Multifamily 5+ 501,614 5.01 953 301 272 56 Hotel/Motel 394,367 3.94 3,749 205 1,012 52 Industrial/Warehouse 355,213 3.55 1,758 — 1,106 53 Other 397,581 3.96 743 — 7,029 53 Total $ 3,285,974 32.82% $ 1,645 $ 612 $ 9,650 54 % Retail Segment: Targets grocery or credit tenant anchored shopping plazas, single credit tenant retail buildings, smaller outparcels and other retail units. • 10.41% of total loans. • 52% weighted average loan-to-value, low leverage. • $2.0 million average loan size. • 14 loans over $10 million. Office Segment: Targets low to mid-rise suburban offices, broadly diversified across many professional services. • 5.95% of total loans. • 55% weighted average loan-to-value, low leverage. • $1.6 million average loan size. • 6 loans over $10 million.

15THIRD QUARTER 2023 EARNINGS PRESENTATION Allowance for Credit Losses and Purchase Discount ($ in thousands) Loans Outstanding Allowance for Credit Losses % of Category Purchase Discount % of Category Construction and Land Development $ 793,736 $ 7,685 0.97% $ 10,235 1.29 % Owner Occupied Commercial Real Estate 1,675,881 6,065 0.36 28,614 1.71 Commercial Real Estate 3,285,974 52,441 1.60 85,251 2.59 Residential Real Estate 2,418,903 38,735 1.60 34,027 1.41 Commercial & Financial 1,584,050 31,525 1.99 24,830 1.57 Consumer 248,540 13,210 5.32 3,498 1.41 Total Excluding PPP $ 10,007,084 $ 149,661 1.50% $ 186,455 1.86 % Paycheck Protection Program $ 4,102 $ — — % $ — — % Total $ 10,011,186 $ 149,661 1.49% $ 186,455 1.86 % The total allowance for credit losses of $149.7 million as of September 30, 2023, represents management’s estimate of lifetime expected credit losses. Combined with the $186.5 million remaining unrecognized discount on acquired loans, a total of $336.1 million, or 3.4%, of total loans is available to cover potential losses. As acquired loans are repaid, the unrecognized discount is earned as an adjustment to yield over the life of the loans. Additionally, a reserve for potential credit losses on lending-related commitments of $4.7 million is reflected within Other Liabilities.

16THIRD QUARTER 2023 EARNINGS PRESENTATION Net Charge-Offs $12,748 NCO NCO/Average Loans 3Q’22 4Q’22 1Q’23 2Q’23 3Q’23 ($ in thousands) Nonperforming Loans and Criticized and Classified Loans $21,464 $28,843 $50,787 $48,326 $41,508 0.32% 0.35% 0.50% 0.48% 0.41% 0.80% 1.42% 1.60% 1.40% 1.36% NPL NPL/Total Loans Criticized + Classified Loans/Total Assets 3Q’22 4Q’22 1Q’23 2Q’23 3Q’23 $95,329 $113,895 $155,640 $159,715 $149,661 1.42% 1.40% 1.54% 1.58% 1.49% ACL ACL/Total Loans 3Q'22 4Q'22 1Q'23 2Q'23 3Q'23 Allowance for Credit Losses Continued Strong Asset Quality Trends Credit metrics remain strong, with nonperforming and criticized and classified loans at historically low levels. Net charge-offs during the third quarter of 2023 include the complete charge-off of an $11.3 million acquired loan. This had no impact on earnings or capital, as the Company expected and fully reserved for the loss at acquisition through purchase accounting. The increase in the allowance for credit losses to total loans in the first quarter of 2023 reflects the acquisition of the Professional Bank portfolio. 0.01% 0.03% $103 0.04% $782 0.14% $3,188 $705 0.50%

# Investment Securities Performance and Composition


($ in millions)
$1,861
2.36%
$775
3Q'22
$1,872
2.77%
$747
4Q'22
$2,016
2.85%
$738
1Q'23
$1,916
3.13%
$708
2Q'23
$1,842
3.32%
$691
3Q'23
HTM Securities
AFS Securities
Yield

- Portfolio yield increased 19 basis points to 3.32% from 3.13% in the prior quarter.
- AFS securities ended the quarter with a net unrealized loss of $286.7 million compared to a net unrealized loss of $252.5 million at June 30, 2023.
- HTM securities ended the quarter with a net unrealized loss of $154.2 million compared to a net unrealized loss of $130.2 million at June 30, 2023.
- High quality portfolio consisting of 81% agency backed securities, with the remainder comprised primarily of highly-rated investment grade bonds. CLO portfolio is entirely AA/ AAA rated.
- AFS portfolio duration of 4.1, total portfolio duration of 4.7.

**Unrealized Loss in Securities as of September 30, 2023**

| *(in thousands)* | Amortized Cost | Fair Value | Net Unrealized Gain /(Loss) | Δ from 2Q'23 |
|---|---|---|---|---|
| Available for Sale | | | | |
| Government backed | $ 39,388 | $ 38,436 | $ (952) | $ (643) |
| Agency mortgage backed | 1,593,306 | 1,326,639 | (266,667) | (36,278) |
| Private label MBS and CMOs | 139,089 | 125,187 | (13,902) | (565) |
| CLO | 307,664 | 304,168 | (3,496) | 3,708 |
| Municipal | 21,768 | 19,652 | (2,116) | (612) |
| Other debt securities | 27,293 | 27,763 | 470 | 182 |
| **Total Available for Sale** | **$ 2,128,508** | **$ 1,841,845** | **$ (286,663)** | **$ (34,208)** |
| Held to Maturity | | | | |
| Agency mortgage backed | $ 691,404 | $ 537,218 | $ (154,186) | $ (23,960) |
| Total Held to Maturity | $ 691,404 | $ 537,218 | $ (154,186) | $ (23,960) |
| **Total Securities** | **$ 2,819,912** | **$ 2,379,063** | **$ (440,849)** | **$ (58,168)** |

SeacoastBank THIRD QUARTER 2023 EARNINGS PRESENTATION 17

18THIRD QUARTER 2023 EARNINGS PRESENTATION Deposits End-of-Period ($ in millions) $8,765 $9,982 $12,310 $12,283 $12,108 3.25% 4.50% 5.00% 5.25% 5.50% 0.09% 0.21% 0.77% 1.38% 1.79% Total Deposits Fed Funds Cost of Deposits 3Q'22 4Q'22 1Q'23 2Q'23 3Q'23 Distinctive Deposit Franchise Supported by Attractive Markets 3.7% annualized organic deposit growth, with the resulting additional liquidity used to pay down brokered deposits and FHLB borrowings. Continued focus on organic growth and relationship-based funding, in combination with our innovative analytics platform, supports a well-diversified, low-cost deposit portfolio. Transaction accounts represent 55% of overall deposit funding. Average deposits per banking center were $157 million, unchanged from the prior quarter.

19THIRD QUARTER 2023 EARNINGS PRESENTATION Deposits End-of-Period ($ in millions) $8,765 $9,982 $12,310 $12,283 $12,108 Transaction Accounts Savings Money Market Brokered Other Time Deposits 3Q'22 4Q'22 1Q'23 2Q'23 3Q'23 Granular, Diverse and Relationship-Focused Deposit Base Excluding brokered deposits, total deposits increased by $108 million, or 3.7% annualized. Noninterest demand deposits are a peer-leading 32% of overall deposits. The Company benefits from a granular deposit franchise, with the top ten depositors representing approximately 3% of total deposits. Consumer deposits represent 43% of total deposits, with an average balance per account of $24 thousand. Business deposits represent 57% of total deposits, with an average balance per account of $111 thousand. The average tenure for a Seacoast customer is 9.7 years. 64% 11% 19% 5% 64% 11% 20% 5% 58% 8% 24% 7% 57% 7% 23% 8% 10% 26% 6% 55% 1% 1% 3% 5% 3%

# Liquidity Sources vs Uninsured Deposits

Uninsured and uncollateralized deposits represent 29% of total deposits.

Total liquidity sources of $6.4 billion compared to uninsured and uncollateralized deposits of $3.5 billion, representing a 182% coverage ratio.

Without using FHLB borrowing capacity, lines of credit, or liquidating unpledged securities, SBCF could fund the loss of all uninsured and uncollateralized deposits with cash and borrowing capacity at the Federal Reserve.

Uninsured deposits represent 34% of overall deposit accounts. This includes public funds, which are protected from loss beyond FDIC insurance limits.

**Cash and Borrowing Capacity vs. Uninsured Deposits ($ in millions)**



$6,445
$625
Unpledged Securities
$300
Lines of Credit
$1,808
FHLB
$369
BTFP
$2,647
Discount Window
$696
Cash
Total Cash & Borrowing Capacity = $6.4 Billion
Uninsured and Uncollateralized Deposits = $3.5 Billion
$3,536
Borrowing Capacity + Cash
Uninsured and Uncollateralized Deposits

SeacoastBank THIRD QUARTER 2023 EARNINGS PRESENTATION 20

21THIRD QUARTER 2023 EARNINGS PRESENTATION $15.98 $14.69 $14.25 $14.24 $14.26 $20.95 $22.45 $24.24 $24.14 $24.06 Tangible Book Value Per Share Book Value Per Share 3Q'22 4Q'22 1Q'23 2Q'23 3Q'23 9.8% 9.1% 8.4% 8.5% 8.7% 3Q'22 4Q'22 1Q'23 2Q'23 3Q'23 17.5% 15.8% 14.6% 14.7% 15.0% 16.5% 14.8% 13.4% 13.5% 13.9% Total Risk Based Capital Tier 1 Ratio 3Q'22 4Q'22 1Q'23 2Q'23 3Q'23 11.5% 10.4% 6.0% 12.1% 11.9%12.5% 15.1% 10.3% 16.1% 12.8% GAAP - ROTCE Adjusted - ROTCE 3Q'22 4Q'22 1Q'23 2Q'23 3Q'23 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. 2FDICIA defines well capitalized as 10.0% for total risk based capital and 8.0% for Tier 1 ratio at a total Bank level. Tangible Book Value and Book Value Per Share Tangible Common Equity / Tangible Assets Total Risk Based and Tier 1 CapitalReturn on Tangible Common Equity 1 10.0%2 8.0%2 Robust Capital Position Supporting a Fortress Balance Sheet

Tracey L. Dexter Chief Financial Officer Tracey.Dexter@SeacoastBank.com (772) 403-0461 Michael Young Treasurer & Director of Investor Relations Michael.Young@SeacoastBank.com (772) 403-0451 INVESTOR RELATIONS NASDAQ: SBCF

23THIRD QUARTER 2023 EARNINGS PRESENTATION Appendix

24THIRD QUARTER 2023 EARNINGS PRESENTATION Quarterly Trend Nine Months Ended (Amounts in thousands) 3Q'23 2Q'23 1Q'23 4Q'22 3Q'22 3Q'23 3Q'22 Commercial pipeline at period end $ 300,798 $ 217,574 $ 297,380 $ 395,652 $ 530,430 $ 300,798 $ 530,430 Commercial loan originations 106,497 317,378 321,665 489,605 340,438 745,540 1,175,279 Residential pipeline-saleable at period end 6,820 11,492 6,614 4,207 6,563 6,820 6,563 Residential loans-sold 17,625 19,078 13,935 10,652 16,381 50,638 110,269 Residential pipeline-portfolio at period end 20,945 27,110 48,371 17,149 60,684 20,945 60,684 Residential loans-retained 43,962 85,294 90,058 74,272 69,272 219,314 347,725 Consumer pipeline at period end 24,482 28,446 38,742 36,585 43,732 24,482 43,732 Consumer originations 76,531 97,184 110,602 88,746 133,093 284,317 342,887 Total Pipelines at Period End $ 353,045 $ 284,622 $ 391,107 $ 453,593 $ 641,409 $ 353,045 $ 641,409 Total Originations $ 244,615 $ 518,934 $ 536,260 $ 663,275 $ 559,184 $ 1,299,809 $ 1,976,160 Loan Production and Pipeline Trend

25THIRD QUARTER 2023 EARNINGS PRESENTATION Recognition In October 2023, Seacoast was recognized among Fortune’s Best Workplaces for Women for 2023. Seacoast sets a leading example by fostering inclusivity, empowering women, and creating a workplace where every individual can reach their full potential. Seacoast has been Certified™ by Great Place To Work® for 2023. As the global authority on workplace culture, Great Place To Work® brings 30 years of groundbreaking research and data to recognize workplaces that create the conditions for an overwhelmingly positive employee experience. Seacoast earned recognition from the South Florida Business Journal and the Orlando Business Journal as one of 2023’s Best Places to Work and has received similar honors the past two years from American Banker.

# Florida Population Trends

| MSA | Market Rank[1] | Number of Branches[1] | Deposits In Market ($000)[1] | Deposit Market Share (%)[1] | Percent of National Franchise (%)[1] | 2023 Total Population (Actual) | 2010-2023 Population Change (%) | 2023 Projected Population Change (%) | 2023-2028 Median Household Income ($) | 2023-2028 Projected HH Income Change (%) |
|---|---|---|---|---|---|---|---|---|---|---|
| Miami-Fort Lauderdale-Pompano Beach, FL | 15 | 22 | $ 3,970,923 | 1.19 % | 32.33 % | 6,162,977 | 10.75 % | 1.95 % | $ 66,672 | 10.76 % |
| Port St. Lucie, FL | 1 | 11 | 3,180,325 | 24.20 | 25.89 | 511,894 | 20.70 | 7.53 | 68,090 | 11.74 |
| Orlando-Kissimmee-Sanford, FL | 8 | 13 | 1,732,373 | 2.38 | 14.10 | 2,778,772 | 30.19 | 6.35 | 68,251 | 10.63 |
| Tampa-St. Petersburg-Clearwater, FL | 24 | 5 | 555,404 | 0.45 | 4.52 | 3,268,872 | 17.45 | 5.19 | 65,247 | 11.68 |
| Gainesville, FL | 3 | 7 | 571,640 | 8.90 | 4.65 | 348,186 | 14.13 | 4.87 | 53,785 | 13.52 |

Florida's economic strength is evident. Individual and business migration has surged, and the economy has diversified across finance and technology.

Florida's population growth has roughly doubled the national average. That trend is projected to continue over the next 5 years.

**14.6%**

Between 2010 and 2020, Florida's population grew at twice the rate of overall U.S. population growth

**#1**

Florida was the top state for net in-migration for the ***fifth*** consecutive year

Sources: S&P Capital IQ.

[1]FDIC data as of June 30, 2023.

SeacoastBank THIRD QUARTER 2023 EARNINGS PRESENTATION 26

27THIRD QUARTER 2023 EARNINGS PRESENTATION This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). The financial highlights provide reconciliations between GAAP and adjusted financial measures including net income, noninterest income, noninterest expense, tax adjustments and other financial ratios. Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP. Explanation of Certain Unaudited Non-GAAP Financial Measures

# GAAP to Non-GAAP Reconciliation

| | Quarterly Trend | | | | |
|---|---|---|---|---|---|
| *(Amounts in thousands except per share data)* | 3Q'23 | 2Q'23 | 1Q'23 | 4Q'22 | 3Q'22 |
| **Net Income** | $ **31,414** | $ 31,249 | $ 11,827 | $ 23,927 | $ 29,237 |
| Total noninterest income | **17,793** | 21,576 | 22,445 | 17,651 | 16,103 |
| Securities losses/(gains), net | **387** | 176 | (107) | (18) | 362 |
| BOLI benefits on death (included in other income) | **—** | — | (2,117) | — | — |
| Total Adjustments to Noninterest Income | **387** | 176 | (2,224) | (18) | 362 |
| **Total Adjusted Noninterest Income** | **18,180** | 21,752 | 20,221 | 17,633 | 16,465 |
| Total noninterest expense | **93,915** | 107,865 | 107,475 | 91,510 | 61,359 |
| Salaries and wages | **—** | (1,573) | (4,240) | (5,680) | — |
| Outsourced data processing costs | **—** | (10,904) | (6,551) | (2,582) | — |
| Legal and professional fees | **—** | (1,664) | (4,789) | (6,485) | (1,791) |
| Other categories | **—** | (1,507) | (1,952) | (1,393) | (263) |
| Total merger-related charges | **—** | (15,648) | (17,532) | (16,140) | (2,054) |
| Amortization of intangibles | **(7,457)** | (7,654) | (6,727) | (4,763) | (1,446) |
| Branch reductions and other expense initiatives | **(3,305)** | (571) | (1,291) | (176) | (960) |
| Total Adjustments to Noninterest Expense | **(10,762)** | (23,873) | (25,550) | (21,079) | (4,460) |
| **Total Adjusted Noninterest Expense** | **83,153** | 83,992 | 81,925 | 70,431 | 56,899 |
| Income Taxes | **9,076** | 10,189 | 2,697 | 7,794 | 9,115 |
| Tax effect of adjustments | **2,826** | 6,095 | 5,912 | 5,062 | 1,222 |
| **Adjusted Income Taxes** | **11,902** | 16,284 | 8,609 | 12,856 | 10,337 |
| **Adjusted Net Income** | $ **39,737** | $ 49,203 | $ 29,241 | $ 39,926 | $ 32,837 |
| Earnings per diluted share, as reported | $ **0.37** | $ 0.37 | $ 0.15 | $ 0.34 | $ 0.47 |
| **Adjusted Earnings per Diluted Share** | **0.46** | 0.58 | 0.36 | 0.56 | 0.53 |
| Average diluted shares outstanding | **85,666** | 85,536 | 80,717 | 71,374 | 61,961 |

SeacoastBank THIRD QUARTER 2023 EARNINGS PRESENTATION 28

# GAAP to Non-GAAP Reconciliation

| (Amounts in thousands except per share data) | Quarterly Trend 3Q'23 | 2Q'23 | 1Q'23 | 4Q'22 | 3Q'22 |
|---|---|---|---|---|---|
| Adjusted Noninterest Expense | $ 83,153 | $ 83,992 | $ 81,925 | $ 70,431 | $ 56,899 |
| Provision for unfunded commitments | — | — | (1,239) | — | (1,015) |
| Foreclosed property expense and net (loss) gain on sale | (274) | 57 | (195) | 411 | (9) |
| **Net Adjusted Noninterest Expense** | $ 82,879 | $ 84,049 | $ 80,491 | $ 70,842 | $ 55,875 |
| Revenue | $ 137,099 | $ 148,539 | $ 153,597 | $ 137,360 | $ 104,387 |
| Total Adjustments to Revenue | 387 | 176 | (2,224) | (18) | 362 |
| Impact of FTE adjustment | 199 | 190 | 199 | 149 | 115 |
| **Adjusted Revenue on a Fully Taxable Equivalent Basis** | $ 137,685 | $ 148,905 | $ 151,572 | $ 137,491 | $ 104,864 |
| Adjusted Efficiency Ratio | 60.19 % | 56.44 % | 53.10 % | 51.52 % | 53.28 % |
| Net Interest Income | $ 119,306 | $ 126,963 | $ 131,152 | $ 119,709 | $ 88,284 |
| Impact of FTE adjustment | 199 | 190 | 199 | 149 | 115 |
| **Net Interest Income Including FTE adjustment** | $ 119,505 | $ 127,153 | $ 131,351 | $ 119,858 | $ 88,399 |
| Total noninterest income | 17,793 | 21,576 | 22,445 | 17,651 | 16,103 |
| Total noninterest expense | 93,915 | 107,865 | 107,475 | 91,510 | 61,359 |
| **Pre-Tax Pre-Provision Earnings** | $ 43,383 | $ 40,864 | $ 46,321 | $ 45,999 | $ 43,143 |
| Total Adjustments to Noninterest Income | 387 | 176 | (2,224) | (18) | 362 |
| Total Adjustments to Noninterest Expense | (11,036) | (23,816) | (26,984) | (20,668) | (5,484) |
| **Adjusted Pre-Tax Pre-Provision Earnings** | $ 54,806 | $ 64,856 | $ 71,081 | $ 66,649 | $ 48,989 |
| Average Assets | $ 14,906,003 | $ 14,887,289 | $ 13,947,976 | $ 12,139,856 | $ 10,585,338 |
| Less average goodwill and intangible assets | (839,787) | (842,988) | (750,694) | (521,412) | (305,935) |
| **Average Tangible Assets** | $ 14,066,216 | $ 14,044,301 | $ 13,197,282 | $ 11,618,444 | $ 10,279,403 |

SeacoastBank THIRD QUARTER 2023 EARNINGS PRESENTATION 29

# GAAP to Non-GAAP Reconciliation

| (Amounts in thousands except per share data) | 3Q'23 | 2Q'23 | Quarterly Trend 1Q'23 | 4Q'22 | 3Q'22 |
|---|---|---|---|---|---|
| Return on Average Assets (ROA) | 0.84 % | 0.84 % | 0.34 % | 0.78 % | 1.10 % |
| Impact of removing average intangible assets and related amortization | 0.20 | 0.22 | 0.18 | 0.16 | 0.07 |
| **Return on Average Tangible Assets (ROTA)** | 1.04 | 1.06 | 0.52 | 0.94 | 1.17 |
| Impact of other adjustments for Adjusted Net Income | 0.08 | 0.35 | 0.38 | 0.42 | 0.10 |
| **Adjusted Return on Average Tangible Assets** | 1.12 | 1.41 | 0.90 | 1.36 | 1.27 |
| Pre-Tax Pre-Provision return on Average Tangible Assets | 1.38 | 1.33 | 1.58 | 1.69 | 1.71 |
| Impact of adjustments on Pre-Tax Pre-Provision earnings | 0.17 | 0.52 | 0.60 | 0.59 | 0.18 |
| **Adjusted Pre-Tax Pre-Provision Return on Tangible Assets** | 1.55 | 1.85 | 2.18 | 2.28 | 1.89 |
| Average Shareholders' Equity | $ 2,072,747 | $ 2,070,529 | $ 1,897,045 | $ 1,573,704 | $ 1,349,475 |
| Less average goodwill and intangible assets | (839,787) | (842,988) | (750,694) | (521,412) | (305,935) |
| **Average Tangible Equity** | $ 1,232,960 | $ 1,227,541 | $ 1,146,351 | $ 1,052,292 | $ 1,043,540 |
| Return on Average Shareholders' Equity | 6.01 % | 6.05 % | 2.53 % | 6.03 % | 8.60 % |
| Impact of removing average intangible assets and related amortization | 5.89 | 6.03 | 3.43 | 4.33 | 2.93 |
| **Return on Average Tangible Common Equity (ROTCE)** | 11.90 | 12.08 | 5.96 | 10.36 | 11.53 |
| Impact of other adjustments for Adjusted Net Income | 0.89 | 4.00 | 4.38 | 4.69 | 0.95 |
| **Adjusted Return on Average Tangible Common Equity** | 12.79 | 16.08 | 10.34 | 15.05 | 12.48 |
| Loan Interest Income[1] | $ 150,048 | $ 148,432 | $ 135,341 | $ 105,437 | $ 74,050 |
| Accretion on acquired loans | (14,843) | (14,580) | (15,942) | (9,710) | (2,242) |
| **Loan interest income excluding accretion on acquired loans** | $ 135,205 | $ 133,852 | $ 119,399 | $ 95,727 | $ 71,808 |

[1] *On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.*

SeacoastBank THIRD QUARTER 2023 EARNINGS PRESENTATION 30

# GAAP to Non-GAAP Reconciliation

| (Amounts in thousands except per share data) | 3Q'23 | 2Q'23 | Quarterly Trend<br>1Q'23 | 4Q'22 | 3Q'22 |
|---|---|---|---|---|---|
| Yield on Loans[1] | **5.93 %** | 5.89 % | 5.86 % | 5.29 % | 4.45 % |
| Impact of accretion on acquired loans | **(0.59)** | (0.58) | (0.69) | (0.49) | (0.14) |
| **Yield on loans excluding accretion on acquired loans** | **5.34 %** | 5.31 % | 5.17 % | 4.80 % | 4.31 % |
| Net Interest income[1] | **$ 119,505** | $ 127,153 | $ 131,351 | $ 119,858 | $ 88,399 |
| Accretion on acquired loans | **(14,843)** | (14,580) | (15,942) | (9,710) | (2,242) |
| **Net interest income excluding accretion on acquired loans** | **$ 104,662** | $ 112,573 | $ 115,409 | $ 110,148 | $ 86,157 |
| Net Interest Margin[1] | **3.57 %** | 3.86 % | 4.31 % | 4.36 % | 3.67 % |
| Impact of accretion on acquired loans | **(0.44)** | (0.44) | (0.53) | (0.35) | (0.09) |
| **Net interest margin excluding accretion on acquired loans** | **3.13 %** | 3.42 % | 3.78 % | 4.01 % | 3.58 % |
| Security Interest Income[1] | **$ 21,520** | $ 21,018 | $ 19,375 | $ 18,694 | $ 15,827 |
| Tax equivalent adjustment on securities | **(22)** | (23) | (26) | (34) | (35) |
| **Security interest income excluding tax equivalent adjustment** | **$ 21,498** | $ 20,995 | $ 19,349 | $ 18,660 | $ 15,792 |
| Loan Interest Income[1] | **$ 150,048** | $ 148,432 | $ 135,341 | $ 105,437 | $ 74,050 |
| Tax equivalent adjustment on loans | **(177)** | (167) | (173) | (115) | (80) |
| **Loan interest income excluding tax equivalent adjustment** | **$ 149,871** | $ 148,265 | $ 135,168 | $ 105,322 | $ 73,970 |
| Net Interest Income[1] | **$ 119,505** | $ 127,153 | $ 131,351 | $ 119,858 | $ 88,399 |
| Tax equivalent adjustment on securities | **(22)** | (23) | (26) | (34) | (35) |
| Tax equivalent adjustment on loans | **(177)** | (167) | (173) | (115) | (80) |
| **Net interest income excluding tax equivalent adjustment** | **$ 119,306** | $ 126,963 | $ 131,152 | $ 119,709 | $ 88,284 |

[1]*On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.*

SeacoastBank THIRD QUARTER 2023 EARNINGS PRESENTATION 31